Exhibit 99.1

MathStar, Inc. Announces First Customer Shipments of the Arrix(TM)
Family of Field Programmable Object Arrays(TM)

          HILLSBORO, Ore., Nov. 21 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq: MATH) plans to ship the first commercial units of the Arrix Family of Field Programmable Object Arrays (FPOAs) to customers on November 29, 2006.

          About MathStar, Inc.

          MathStar is a fabless semiconductor company offering best-in-class, high performance programmable logic solutions. MathStar’s Field Programmable Object Array(TM) (FPOA) can process arithmetic and logic operations at clock rates of 1-gigahertz, which is up to four times faster than top FPGA architectures in many applications. MathStar’s Arrix(TM) Family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security & surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit www.mathstar.com .

          Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2006 under the heading “Risk Factors.” MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SOURCE  MathStar, Inc.
           -0-                                                  11/21/2006
           /CONTACT:  Sean Riley of MathStar, Inc., +1-503-726-5500, or info@mathstar.com; or Jeff Hardison of McClenahan Bruer Communications, +1-503-546-1000, or jeff@mcbru.com, for MathStar, Inc. /
           /Web site:  http://www.mathstar.com /